Filed Pursuant to Rule 424(b)(3)
Registration No. 333-238570

PROSPECTUS

1,225,490 Shares
Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and resale by certain selling stockholders from time to time of up to 1,225,490 shares of our common stock, par value $0.001 per share (“Common Stock”).

The selling stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section entitled “Plan of Distribution” on page 11. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CDXC.” On May 29, 2020, the closing sale price of our Common Stock on The Nasdaq Capital Market was $4.81 per share. You are urged to obtain current market quotations for our Common Stock.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you make your investment decision.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 6 AND THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY OTHER DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2020

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ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor any selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the SEC, and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our Common Stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

In this prospectus, references to “ChromaDex,” “registrant,” “we,” “us,” and “our” refer to ChromaDex Corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements about:

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our business;
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our business strategy;
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products and services we may offer in the future;
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the outcome and impact of litigation;
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the timing and results of future regulatory filings;
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the timing and results of future clinical trials;
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our ability to collect from major customers;
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our sales and marketing strategy and capital outlook; and
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our estimates regarding our capital requirements, future expenses and need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our Common Stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus and in the documents incorporated by reference herein.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our Common Stock.

Company Overview

ChromaDex is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to discover, develop and create solutions to deliver the full potential of nicotinamide adenine dinucleotide (“NAD”) and its impact on human health.

NAD is an essential coenzyme and a key regulator of cellular metabolism. Best known for its role in cellular energy production, NAD is now thought to play an important role in healthy aging. Many cellular functions related to health and healthy aging are sensitive to levels of locally available NAD and this represents an active area of research in the field of NAD.

NAD levels are not constant, and in humans, NAD levels have been shown to decline by more than 50% from young adulthood to middle age. NAD continues to decline as humans grow older. There are other causes of reduced NAD levels such as over-nutrition, alcohol consumption and a number of disease states. NAD may also be increased, including through calorie restriction and exercise. Healthy aging, mitochondria and NAD continue to be areas of focus in the research community. As of 2019, there were over 250 published human clinical studies on NAD. The areas of study include Alzheimer’s disease, Parkinson’s disease, neuropathy and heart failure.

In 2013, ChromaDex commercialized NIAGEN® nicotinamide riboside (“NR”), a novel form of vitamin B3. Data from numerous animal studies, and confirmed in human clinical trials, show that NR is a highly efficient NAD precursor that significantly raises NAD levels. NIAGEN® is safe for human consumption. NIAGEN® has twice been successfully reviewed under FDA’s new dietary ingredient notification program, has been successfully notified to the FDA as generally recognized as safe, and has been approved by Health Canada, the European Commission and the Therapeutic Goods Administration of Australia. Animal studies of NIAGEN® have demonstrated a variety of outcomes ranging from increased NAD levels, increased cellular metabolism and energy production to improvements in insulin sensitivity. NIAGEN® is the trade name for our proprietary ingredient NR, and is protected by patents to which we are the exclusive licensee.

ChromaDex is the world leader in the emerging NAD space. ChromaDex has approximately 195 partnerships with leading universities and research institutions around the world including the National Institutes of Health, Cornell, Dartmouth, Harvard, Massachusetts Institute of Technology, University of Cambridge and the Mayo Clinic. Other relationships are currently being developed.

Our scientific advisory board is led by Chairman Dr. Roger Kornberg, Nobel Laureate Stanford Professor, Dr. Charles Brenner, one of the world’s recognized experts in NAD and inventor of nicotinamide riboside, Dr. Rudi Tanzi, the co-chair of the department of neurology at Harvard Medical School and one of the world’s leading experts in food and nutrition, Sir John Walker, Nobel Laureate and Emeritus Director, MRC Mitochondrial Biology Unit in the University of Cambridge, England, Dr. Bruce German, Chairman of food, nutrition and health at the University of California, Davis, and Dr. Brunie Felding, Associate Professor, Department of Molecular Medicine at Scripps Research Institute, California Campus.

Private Placement

Securities Purchase Agreement

On April 27, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which we agreed to sell and issue an aggregate of $5.0 million of our Common Stock at a purchase price of $4.08 per share (the “Financing”). On May 7, 2020, we closed the Financing and issued an aggregate of 1,225,490 shares of Common Stock to the Purchasers.

The shares of Common Stock issued to the Purchasers were not initially registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with their execution of the Purchase Agreement, the Purchasers each represented to us that they are an “accredited investor” as defined in Regulation D of the Securities Act and that the shares of Common Stock purchased by them were being acquired solely for their own account and for investment purposes and not with a view to their future sale or distribution.

Registration Rights Agreement

On April 27, 2020, in connection with the Financing, we entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which we agreed to (i) file one or more registration statements with the SEC to cover the resale of the shares of Common Stock issued to the Purchasers, (ii) use our reasonable best efforts to have all such registration statements declared effective within the timeframes set forth in the Registration Rights Agreement, and (iii) use our commercially reasonable efforts to keep such registration statements effective during the timeframes set forth in the Registration Rights Agreement. In the event that such registration statements are not filed or declared effective within the timeframes set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or the Purchasers are unable to sell the shares of Common Stock issued pursuant to the Purchase Agreement because we have failed to satisfy the current public information requirement of Rule 144 under the Securities Act, we would be required to pay liquidated damages to the Purchasers equal to 1.0% of the aggregate purchase price per month for each default (up to a maximum of 5.0% of such aggregate purchase price).

The registration statement of which this prospectus is a part relates to the offer and resale of the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement (the “Shares”). When we refer to the selling stockholders in this prospectus, we are referring to the Purchasers named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling Shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

Corporate Information

On May 21, 2008, Cody Resources, Inc., a Nevada corporation and a public company, (“Cody”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cody, CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody, and ChromaDex, Inc. Subsequent to the signing of the Merger Agreement, Cody merged with and into a Delaware corporation. On June 20, 2008, Cody amended its certificate of incorporation to change its name to ChromaDex Corporation. Our principal executive offices are located at 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024. Our telephone number at that address is (310) 388-6706. Our website address is www.chromadex.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

Common Stock Offered by the Selling Stockholders	1,225,490 Shares

Use of Proceeds	We will not receive any proceeds from the sale of Shares covered by this prospectus

Nasdaq Capital Market Symbol	CDXC

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 10, 2020, as amended on May 18, 2020 or Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 18, 2020, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the Shares of Common Stock offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders, or their donees, pledgees, assignees, transferees or other successors-in-interest, are offering for resale, from time to time, up to an aggregate of 1,225,490 Shares. The foregoing Shares represent all shares of our Common Stock issued to the selling stockholders in connection with the Financing. The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of May 17, 2020 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC.

The number of shares of Common Stock beneficially owned after this offering assumes the sale of all of the Shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their Shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of Shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the Shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Maximum Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After this Offering(1)(2)
	Number	Percentage	Being Offered	Number	Percentage
Pioneer Step Holdings Limited(3)	6,377,783	10.37%	490,196	5,887,587	9.58%
Winsave Resources Limited(4)	3,467,778	5.64%	735,294	2,732,484	4.44%

(1)
“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of May 17, 2020, and the percentage is based upon 61,477,895 shares of our Common Stock outstanding as of May 17, 2020.

(2)	Assumes sale of all Shares available for sale under this prospectus and no further acquisitions of shares of Common Stock by the selling stockholders.
(3)
Based on beneficial ownership reported on Schedule 13D/A filed with the SEC on April 29, 2020, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had voting and dispositive power with respect to 5,957,783 shares (the “Pioneer Shares”) and (ii) Dvorak International Limited (“Dvorak International”) beneficially owned and had voting and dispositive power with respect to 420,000 shares (the “Dvorak Shares”). Chau Hoi Shuen Solina Holly (“Solina Chau”), by virtue of being the sole shareholder of each of Pioneer Step and Dvorak International, may be deemed to beneficially own and have voting and dispositive power with respect to the Pioneer Shares and the Dvorak Shares. Pioneer Step has exercised its right to designate for appointment one director to our board of directors and has designated, and our board of directors has appointed, Wendy Yu to fill such seat. The registered office address for Pioneer Step and Dvorak International is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.

(4)
Based on beneficial ownership reported on Schedule 13G filed with the SEC on May 6, 2020, Winsave Resources Limited (“Winsave Resources”) beneficially owns and has voting and dispositive power with respect to the 3,088,433 shares (the “Winsave Shares”) and Radiant Treasure Limited (“Radiant Treasure”) beneficially owns and has voting and dispositive power with respect to 379,345 shares (“Radiant Shares”). Li Ka Shing (Global) Foundation (“LKSGF”), formerly known as Li Ka Shing (Overseas) Foundation, by virtue of being the sole shareholder of each of Winsave Resources and Radiant Treasure, may be deemed to beneficially own and have voting and dispositive power with respect to the Winsave Shares and the Radiant Shares. The registered office address for Winsave Resources is PO Box 958, Pasea Estate, Road Town, Tortola, VG1110, British Virgin Islands. The registered office address for Radiant Treasure is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The registered office address for LKSGF is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Relationship with Selling Stockholders

As discussed in greater detail above under the section titled “Prospectus Summary—Private Placements” in April 2020, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold and issued shares of our Common Stock and also entered into the Registration Rights Agreement with the selling stockholders pursuant to which we agreed to file a registration statement with the SEC to cover the resale of the shares of our Common Stock issued pursuant to the Purchase Agreement by the selling stockholders.

In May 2019, we entered into a note purchase agreement and a registration rights agreement with the selling stockholders, pursuant to which (i) we sold and issued convertible promissory notes in the aggregate principal amount of $10.0 million to the selling stockholders, which convertible promissory notes were subsequently converted into shares of our Common Stock, and (ii) we filed a registration statement with the SEC in September 2019 to cover the resale of such shares of our Common Stock by the selling stockholders.

In November 2017, we entered into a securities purchase agreement and a registration rights agreement with the selling stockholders and other purchasers, pursuant to which (i) we sold and issued an aggregate of 1,707,317 shares of our Common Stock at a purchase price of $4.10 per share to the selling stockholders, and (ii) we filed a registration statement with the SEC in December 2017 to cover the resale of such shares of our Common Stock by the selling stockholders.

Except as noted in the footnotes to the table above, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of Common Stock or other securities.

PLAN OF DISTRIBUTION

We are registering the Shares issued to the selling stockholders to permit the resale of these Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling Shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell Shares short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling stockholders may deliver the Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use Shares registered on the registration statement of which this prospectus is a part to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the donees, pledgees, assignees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The selling stockholders will pay any underwriting discounts and commissions incurred in disposing of the Shares. We will bear all other expenses incident to our performance of or compliance with the Registration Rights Agreement, including (i) all registration and filing fees, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing and delivery expenses, (iv) all fees and disbursements of counsel for us and of all independent certified public accountants of us, (v) Securities Act liability insurance or similar insurance if we so desire or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange, (vii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (viii) all fees and expenses of any special experts retained by us in connection with any registration, (ix) all of our internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties), (x) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging, and (xi) any other fees and disbursements customarily paid by the issuers of securities. Further, we will bear all reasonable fees and disbursements of one legal counsel for the selling stockholders in an amount not to exceed $50,000. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the Shares to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, as amended on May 18, 2020;
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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 21, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 18, 2020;
●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 1, 2020, April 29, 2020, and May 7, 2020; and
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the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on April 21, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus.

You may request a copy of these filings at no cost, by contacting us at the following address or telephone number:

ChromaDex Corporation
10900 Wilshire Blvd., Suite 600
Los Angeles, California 90024
Attention: Corporate Secretary
(310) 388-6706

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may obtain a copy of these filings at no cost by writing us at the following address: ChromaDex Corporation, 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024, Attention: Corporate Secretary. We also maintain a website at www.chromadex.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.